UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

August 23, 2016

Commission file number: 000-28837

NEW JERSEY MINING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Idaho	82-0490295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 N. 3rd Street, Coeur d’Alene, ID	83814
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: (208) 503-0153

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 23, 2016, New Jersey Mining Company (the “Company”) completed a merger with its subsidiary G F & H Company (“GF&H”), whereby GF&H merged into the Company and ceased to exist.  Prior to the merger, the Company owned 84% of GF&H. Pursuant to the terms of the Agreement and Plan of Merger (“Merger Agreement”), the Company issued to GF&H minority shareholders 18,868 shares of the Company’s common stock for every one (1) share of GF&H common stock.  In total, the Company issued 145,760 shares of common stock to GF&H shareholders.  Completion of the merger was contingent upon GF&H obtaining shareholder approval of the Merger Agreement.  GF&H held a special meeting of shareholders to consider the Merger Agreement on August 19, 2016 where shareholders approved the merger.

GF&H held 374 acres of patented mining claims near the Golden Chest Mine in Murray, Idaho.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW JERSEY MINING COMPANY

By:   /s/ Delbert Steiner

Delbert Steiner

Its: Chief Executive Officer

Date: August 29, 2016